UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2020

BRIDGEWAY NATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 15th Street NW, Suite 1030

Washington, DC 20005

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (202) 846-7869

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BDGY	OTC Pink

Item 1.01 Entry into a Material Agreement

On August 3, 2021 (the “Issue Date”), Bridgeway National Corp. (“Bridgeway,” “us,” “our” or the “Purchaser”) entered into a convertible promissory note (the “Promissory Note”) with Nevly Holdings Corp. (“Nevly” or the “Corporation”) pursuant to which the Corporation entered into a promissory note purchase agreement (the “Purchase Agreement”) with Bridgeway, pursuant to which Bridgeway purchased from the Corporation (i) 9% convertible promissory notes of the Company in an aggregate principal amount of $500,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Notes”, and each, a “Note”), convertible into shares (the “Conversion Shares”) of common stock of the Corporation (the “Common Stock”). The maturity date of the Notes shall be on that day that is twelve (12) months after the Issue Date (the “Maturity Date”) and is the date upon which the principal amount of the Notes, as well as all accrued and unpaid interest and other fees, shall be due and payable.

Under the terms of the Notes, the Purchaser shall fund the payment for the Notes in tranches with the first tranche due within ten (10) business days of the Issue Date (the “Initial Tranche Funding Date”) and in an amount equal to $200,000 (the “Initial Tranche Amount”) and each successive tranche (each a “Tranche Funding Date”) shall be funded by the Purchaser within five (5) business days of receiving written request from the Corporation provided that each subsequent request shall be in an amount equal to or greater than $100,000. The Purchaser shall have the right at any time on or after the nine month anniversary of the Issue Date (the “Conversion Date”), to convert (a “Conversion”) all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Notes, and any other amounts owed under the Notes, into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Corporation into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below). The “Conversion Price” per share shall be an amount equal to $25.00 per share. The Corporation is a fintech company focused on delivering financial literacy, credit repair and wealth management products to consumers in a comprehensive, easy-to-use format. The Corporation’s mission is the education of consumers through the delivery of value-added financial literacy and wealth management products that are designed to build strong financial habits. The Corporation’s digital products provide consumers with access to credit repair and budget building tools; credit, lending and other money saving products as well as tailored wealth management services.

The foregoing description of the terms and conditions of the Purchase Agreement and the Convertible Promissory Note are qualified in their entirety by reference to the applicable document, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Promissory Note Purchase Agreement dated August 2, 2021, between Bridgeway National Corp. and Nevly Holdings Corp.

10.2	Convertible Promissory Note dated August 2, 2021, issued by Nevly Holdings Corp. to Bridgeway National Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEWAY NATIONAL CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: August 3, 2021